UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2007

CAPE FEAR BANK CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-51513	20-3035898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1117 Military Cutoff Road Wilmington, North Carolina	28405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (910) 509-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appoint of Certain Officers; Compensation Arrangements with Certain Officers

On January 25, 2007, our Board of Directors, based on the recommendation of its Corporate Governance Committee (which, under its charter, serves as a compensation committee), approved:

(a)	increases (effective February 1, 2007) in the annual rate at which base salary is paid to our Chief Executive Officer, Cameron Coburn, under his employment agreement with our subsidiary, Cape Fear Bank, and the annual rates at which base salary is paid by the Bank to our other executive officers; and

(b)	payment by the Bank of discretionary cash bonuses for 2006 to our Chief Executive Officer and our other executive officers.

The 2007 base salary rates and 2006 cash bonus amounts approved by the Board for our Chief Executive Officer and certain of our other executive officers are listed in Exhibit 10.1 to this Report.

Item 9.01. Financial Statements and Exhibits

Exhibits. The following exhibits are being filed or furnished with this Report:

Exhibit No.	Exhibit Description
10.1	Schedule listing 2007 base salary rates and 2006 cash bonus amounts

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPE FEAR BANK CORPORATION
(Registrant)

Date: January 30th, 2007	By:	/S/ Betty V. Norris
Betty V. Norris
Senior Vice President and Chief Financial Officer

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